Skadden, Arps, Slate, Meagher & Flom llp 320 South canal StReEt Chicago, Illinois 60606-5707 ________ TEL: (312) 407-0700 FAX: (312) 407-0411 www.skadden.com

FIRM/AFFILIATE OFFICES

-----------

BOSTON

HOUSTON

LOS ANGELES
NEW YORK

PALO ALTO

WASHINGTON, D.C.

WILMINGTON

-----------

BEIJING

BRUSSELS

FRANKFURT

HONG KONG

LONDON

MUNICH

PARIS

SÃO PAULO

SEOUL

SHANGHAI

SINGAPORE

TOKYO

TORONTO

August 30, 2024

Advent Convertible and Income Fund

888 Seventh Avenue, 31st Floor

New York, New York 10019

Re: Advent Convertible and Income Fund
Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as special United States counsel to Advent Convertible and Income Fund, a statutory trust (the “Trust”) created under the Delaware Statutory Trust Act (the “DSTA”), in connection with the registration statement on Form N-2 filed on July 23, 2024 by the Trust with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), and the Investment Company Act of 1940 (the “1940 Act”), as amended by Pre-Effective Amendment No. 1 to be filed by the Trust on the date hereof (such registration statement, as so amended, being herein referred to as the “Registration Statement”). The Registration Statement relates to the issuance and sale by the Trust from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Securities Act Rules and Regulations”), of an indeterminate number of securities of the Trust, having a maximum aggregate offering price not exceeding $150,000,000, consisting of: (i) common shares of beneficial interest, par value $0.001 per share of the Trust (the “Common Shares”), including an indeterminate number of Common Shares to be issued upon exercise of any Subscription Rights (as defined below), and (ii) subscription rights to purchase Common Shares (“Subscription Rights”), which may be issued under one or more subscription rights certificates (each, a “Subscription Rights Certificate”). The Common Shares and Subscription Rights offered pursuant to the Registration Statement are collectively referred to herein as the “Securities”.

This opinion is being furnished in accordance with the requirements of sub-paragraph (l) of item 25.2 of part C of Form N-2 under the Securities Act and the 1940 Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)            the notification of registration on Form N-8A (File No. 811-21309) of the Trust filed with the Commission under the 1940 Act on February 19, 2003;

Advent Convertible and Income Fund

August 30, 2024

(b)           the Registration Statement;

(c)            an executed copy of a certificate of Stephen Ellwood, Secretary of the Trust, dated the date hereof (the “Secretary’s Certificate”);

(d)           a copy of the Trust’s Certificate of Trust (the “Certificate of Trust”), as certified by the Secretary of State of the State of Delaware as of August 29, 2024 and certified pursuant to the Secretary’s Certificate;

(e)            a copy of the Trust’s Agreement and Declaration of Trust, by the trustees of the Trust, dated as of February 19, 2003, as amended by Certificates of Amendment to the Agreement and Declaration of Trust, dated September 20, 2005 and June 18, 2019, by the trustees of the Trust (as so amended, the “Declaration of Trust”), certified pursuant to the Secretary’s Certificate;

(f)            a copy of the Trust’s Fourth Amended and Restated By-Laws, as amended and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate; and

(g)           copies of certain resolutions adopted by the Board of Trustees of the Trust (the “Board of Trustees”) on June 11, 2024, relating to the registration of the Securities and related matters, certified pursuant to the Secretary’s Certificate.

(h)           a copy of a certificate, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Trust’s existence and good standing in the State of Delaware.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Trust and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others and of public officials, including the facts and conclusions set forth in in the Secretary’s Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of Delaware (the “Opined-on Law”). The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Advent Convertible and Income Fund

August 30, 2024

As used herein, (i) “Transaction Documents” means the Subscription Rights Certificate and any applicable underwriting or purchase agreement and (ii) “Organizational Documents” means those documents listed in paragraphs (d) through (f) above.

The opinions stated in paragraphs 1 and 2 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary pre-effective and post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules and Regulations; (iii) the applicable Transaction Documents shall have been duly authorized, executed and delivered by the Trust and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the Board of Trustees, including any duly authorized committee thereof, shall have taken all necessary statutory trust action to approve the issuance and sale of such Securities and related matters and appropriate officers of the Trust have taken all related action as directed by or under the direction of the Board of Trustees; and (v) the terms of the applicable Transaction Documents and the issuance and sale of such Securities have been duly established in conformity with the Organizational Documents so as not to violate any applicable law or the terms of the Organizational Documents, each as then in effect, or result in a default under or breach of any agreement or instrument binding upon the Trust, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Trust or its properties.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.              With respect to any Common Shares offered by the Trust (the “Offered Common Shares”), when (a) the general conditions shall have been satisfied and (b) the Offered Common Shares are registered in the Trust’s share registry and delivered upon payment of the agreed-upon consideration therefor, the Offered Common Shares, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document, will be duly authorized by all requisite statutory trust action on the part of the Trust under the DSTA and validly issued, fully paid and nonassessable, except as provided in Section 3.8 of the Declaration of Trust.

2.              With respect to any Subscription Rights offered by the Trust (the “Offered Subscription Rights”), when (a) the general conditions shall have been satisfied, (b) the Common Shares relating to such Offered Subscription Rights have been duly authorized for issuance by the Trust and (c) the Subscription Rights Certificates have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Subscription Rights Agreement, the Offered Subscription Rights, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations

Advent Convertible and Income Fund

August 30, 2024

of the Trust, enforceable against the Trust in accordance with their respective terms under the laws of the State of Delaware.

The opinions stated herein are subject to the following qualifications:

(i)             we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and governmental orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(ii)       we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Documents with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to any of the Transaction Documents;

(iii)       we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(iv)       except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(v)       we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(vi) we do not express any opinion with respect to the enforceability of any provision of any Transaction Document to the extent that such section purports to bind the Trust to the exclusive jurisdiction of any particular federal court or courts;

(vii) we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of

Advent Convertible and Income Fund

August 30, 2024

disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(viii) we have assumed that the laws of the State of Delaware will be chosen to govern any Subscription Rights Certificates, and that such choice of Delaware law is and will be a valid and legal provision;

(ix) the opinions stated herein are limited to the agreements and documents specifically identified in the opinions contained herein (the “Specified Documents”) without regard to any agreement or other document referenced in any such Specified Document (including agreements or other documents incorporated by reference or attached or annexed thereto) and without regard to any other agreement or document relating to any such Specified Document that is not a Transaction Document;

(x) we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(xi) this opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type; and

(xii) to the extent that any opinion relates to the enforceability of the choice of Delaware law and choice of Delaware forum provisions contained in any Transaction Document, the opinions stated herein are rendered solely in reliance upon Delaware Code title 6, section 2708 and are subject to the qualification that such enforceability may be subject to the exceptions and limitations in Section 2708 as well as by principles of public policy, comity and constitutionality.

In addition, in rendering the foregoing opinions we have assumed that:

(a)            the Organizational Documents are the only governing instruments, as defined under the DSTA, of the Trust; the Trust has, and since the time of its formation has had, at least one validly admitted and existing trustee of the Trust satisfying the requirements of the DSTA and (i) no procedures have been instituted for and no other event has occurred, including, without limitation, any action taken by the Trust or its Board of Trustees or shareholders, as applicable, that would result in the liquidation, dissolution or winding-up of the Trust, (ii) no event has occurred that has adversely affected the good standing of the Trust under the laws of its jurisdiction of formation, and the Trust has taken all actions required by the laws of its jurisdiction of formation to maintain such good standing and (iii) no grounds exist for the revocation or forfeiture of the Trust’s Certificate of Trust;

(b)           the Trust is duly formed and is validly existing and in good standing under the laws of the jurisdiction of its formation;

(c)            the Trust has the statutory trust power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents;

(d)           neither the execution and delivery by the Trust of the Transaction Documents nor the performance by the Trust of its obligations thereunder, including the issuance and sale of the applicable Securities: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to

Advent Convertible and Income Fund

August 30, 2024

which the Trust or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Trust or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Trust or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law); and

(e)            neither the execution and delivery by the Trust of the Transaction Documents nor the performance by the Trust of its obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the headings “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Securities Act Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

KTH